Exhibit 4.12.1

AMENDMENT NO. 1

     This AMENDMENT No. 1 dated as of June 30, 2004 (“Amendment No.1”), is entered into by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation (“Borrower”), the persons designated as “Credit Parties” on the signature pages hereto, the persons designated as “Lenders” on the signature pages hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent.

     WHEREAS, Borrower, the other Credit Parties, the Lenders (as defined therein) and Agent are party to the Credit Agreement dated as of January 30, 2004 (“Original Credit Agreement”; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein to have the meanings assigned thereto in the Original Credit Agreement or in Annex A thereto); and

     WHEREAS, Borrower has requested that the Original Credit Agreement be amended in the manner set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Credit Parties, the Lenders and Agent agree as follows:

SECTION 1.
AMENDMENTS

     Subject to the satisfaction of the conditions to effectiveness referred to in Section 2 below, the Original Credit Agreement is hereby amended as follows:

     (a) Section 1.3(a) of the Original Credit Agreement is amended by replacing the date “November 10, 2003” appearing therein with the date “June 30, 2004”.

     (b) Section 4.9(e)(iii) of the Original Credit Agreement is amended by replacing the word “once” appearing in the third line of such section with the word “twice”.

     (c) Annex A of the Original Credit Agreement is amended as follows:

          (i) The definition of “Commitments” is amended by replacing the phrase “eighty million dollars ($80,000,000)” appearing therein with the phrase “ninety five million dollars ($95,000,000).

          (ii) The definition of “Revolving Loan Commitment” is amended by replacing the phrase “eighty million dollars ($80,000,000)” appearing therein with the phrase “ninety five million dollars ($95,000,000).

     (d) Annex B to the Original Credit Agreement is amended and restated as set forth on Schedule A hereto.

SECTION 2.

CONDITIONS TO EFFECTIVENESS

     This Amendment No. 1 shall become effective on July 2, 2004 (the “Effective Date”) in the event that on or prior to such date:

     (a) Agent shall have received one or more counterparts of this Amendment No. 1 executed and delivered by Borrower, the other Credit Parties, Agent and Lenders;

     (b) Agent shall have received a legal opinion, in form and substance satisfactory to Agent, from Latham & Watkins LLP, as to such matters relative to the authorization, execution and delivery o this Amendment No. 1, including, without limitation, that the incurrence by Borrower of Revolving Loans to the extent of the Revolving Loan Commitments, as increased by this Amendment No. 1, is permitted under each of the Senior Notes Indenture and Senior Subordinated Notes Indenture, as Agent shall have requested;

     (c) Agent shall have received that certain fee letter, dated as of June 30, 2004, between Borrower and Agent, in the form attached hereto as Exhibit A, executed and delivered by Borrower and Agent; and

     (d) there shall be no continuing Default or Event of Default and the representations and warranties of Borrower contained in this Amendment No. 1 shall be true and correct in all material respects.

SECTION 3.
LIMITATION ON SCOPE

     Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrower or any other Credit Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against Borrower or any other Credit Party for any existing or future Defaults or Event of Default.

SECTION 4.
MISCELLANEOUS

     (a) Borrower hereby represents and warrants as follows:

          (i) this Amendment No. 1 has been duly authorized and executed by Borrower and each other Credit Party, and the Original Credit Agreement, as amended by this Amendment No. 1, is the legal, valid and binding obligation of Borrower and each other Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and

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          (ii) Borrower repeats and restates the representations and warranties of Borrower contained in the Original Credit Agreement as of the date of this Amendment No. 1 and as of the Effective Date, except to the extent such representations and warranties relate to a specific date.

     (b) This Amendment No. 1 is being delivered in the State of New York.

     (c) Borrower and the other Credit Parties hereby ratify and confirm the Original Credit Agreement as amended hereby, and agree that, as amended hereby, the Original Credit Agreement remains in full force and effect.

     (d) Borrower and the other Credit Parties agree that all Loan Documents to which each such Person is a party remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 1.

     (e) This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

     (f) All references in the Loan Documents to the “Credit Agreement” and in the Original Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 1 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

     (g) Each of the following provisions of the Original Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 1”: Section 9.3 (Notices), Section 9.6, (Severability), Section 9.8 (Headings), Section 9.9 (Applicable Law), Section 9.12 (Construction), Section 9.15 (Waiver of Jury Trial) and Section 9.17 (Entire Agreement).

[signature pages follow]

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WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER: DAYTON SUPERIOR CORPORATION
By:	/s/ Edward J. Puisis
	Name:	Edward J. Puisis
Vice President and Chief Financial Officer

CREDIT PARTIES: AZTEC CONCRETE ACCESSORIES, INC.
By:	/s/ Edward J. Puisis
	Name:	Edward J. Puisis
Vice President and Chief Financial Officer

DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.
By:	/s/ Edward J. Puisis
	Name:	Edward J. Puisis
Vice President and Chief Financial Officer

DUR-O-WAL, INC.
By:	/s/ Edward J. Puisis
	Name:	Edward J. Puisis
Vice President and Chief Financial Officer

SOUTHERN CONSTRUCTION PRODUCTS, INC.
By:	/s/ Edward J. Puisis
	Name:	Edward J. Puisis
Vice President and Chief Financial Officer

SYMONS CORPORATION
By:	/s/ Edward J. Puisis
	Name:	Edward J. Puisis
Vice President and Chief Financial Officer

Dayton Amendment No. 1

TREVECCA HOLDINGS, INC.
By:	/s/ Edward J. Puisis
	Name:	Edward J. Puisis
Vice President and Chief Financial Officer

AGENT AND LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, an L/C Issuer and a Lender
By:	/s/ Sandra Claghorn
	Name:	Sandra Claghorn
Senior Vice President

GMAC COMMERCIAL FINANCE LLC, as a Lender
By:	/s/ Robert J. Brandow
	Name:	Robert J. Brandow
Director

Dayton Amendment No. 1

Schedule A

ANNEX B (from Annex A - Commitments definition)
to
CREDIT AGREEMENT

PRO RATA SHARES AND COMMITMENT AMOUNTS

Lender(s)
Revolving Loan Commitment
$47,500,000
(including a Swing Line Commitment
of $8,000,000)	General Electric Capital Corporation

Revolving Loan Commitment
$47,500,000	GMAC Commercial Finance LLC

Schedule A

Exhibit A

[Exhibit intentionally omitted]

Exhibit A